Exhibit 99.1
Universal Reports Fourth Quarter 2022 Results

•Diluted GAAP earnings per common share (EPS) of $0.82; diluted adjusted* EPS of $0.72
•Book value per share of $9.47, up 10.9% from third quarter 2022; adjusted book value per share of $12.89, up 4.5% from third quarter 2022
•Net combined ratio of 101.4%, down from 131.4% in the prior year quarter
•Direct premiums written of $416.1 million, up 4.2% from the prior year quarter

* Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Fort Lauderdale, Fla., February 23, 2023 – Universal Insurance Holdings (NYSE: UVE) (the “Company” or “Universal”) reported fourth quarter and full year 2022 results.

“It was a tough year, but I’m proud of what our team accomplished despite the circumstances,” said Stephen J. Donaghy, Chief Executive Officer. “The Florida homeowners insurance market has faced significant challenges, but we remain committed to our home state and continue to write new and renewal business. We’re grateful to state officials for passing meaningful reforms at the recent special legislative session, including elimination of one-way attorney fees and assignment-of-benefits, shortening the claims filing deadline to one year and taking steps to reduce the competitiveness of Citizens, among other measures. It will take time for the reforms to benefit results, but we believe the legislature’s actions will restore the health of the market over the long term. Given our differentiated business model, solid balance sheet and strong reinsurer relationships, we’re uniquely positioned to succeed in the dynamic Florida landscape.”

Summary Financial Results

($thousands, except per share data)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2022	2021		Change	2022	2021		Change
GAAP comparison
Total revenues	$330,360	$292,659		12.9%	$1,222,658	$1,121,851		9.0%
GAAP operating income (loss)	$34,479	$(63,907)		NM	$(20,638)	$29,051		NM
GAAP operating income (loss) margin	10.4%	(21.8)%		NM	(1.7)%	2.6%		NM

Net income (loss)	$25,111	$(48,125)		NM	$(22,257)	$20,407		NM
Diluted earnings (loss) per common share	$0.82	$(1.54)		NM	$(0.72)	$0.65		NM

Annualized ROCE	36.6%	(41.7)%		NM	(6.2)%	4.6%		NM
Book value per share, end of period	$9.47	$13.76		(31.2)%	9.47	$13.76		(31.2)%

Non-GAAP comparison[1]
Core revenue	$326,352	$293,132		11.3%	$1,235,455	$1,119,991		10.3%
Adjusted operating income (loss)	$30,471	$(63,434)		NM	$(7,841)	$27,191		NM
Adjusted operating income (loss) margin	9.3%	(21.6)%		NM	(0.6)%	2.4%		NM

Adjusted net income (loss)	$22,087	$(47,761)		NM	$(12,618)	$18,959		NM
Adjusted diluted earnings (loss) per common share	$0.72	$(1.53)		NM	$(0.41)	$0.61		NM

Annualized adjusted ROCE	23.1%	(40.3)%		NM	(3.0)%	4.3%		NM
Adjusted book value per share, end of period	$12.89	$14.26		(9.6)%	$12.89	$14.26		(9.6)%

Underwriting Summary
Premiums:
Premiums in force	$1,856,339	$1,679,821		10.5%	$1,856,339	$1,679,821		10.5%
Policies in force	848,856	943,593		(10.0)%	848,856	943,593		(10.0)%

Direct premiums written	$416,101	$399,327		4.2%	$1,845,786	$1,671,252		10.4%
Direct premiums earned	$463,843	$417,817		11.0%	$1,759,701	$1,596,618		10.2%
Ceded premiums earned	$(171,973)	$(146,485)		17.4%	$(631,075)	$(561,155)		12.5%
Ceded premium ratio	37.1%	35.1%	2.0	pts	35.9%	35.1%	0.8	pts
Net premiums earned	$291,870	$271,332		7.6%	$1,128,626	$1,035,463		9.0%

Net ratios:
Loss & LAE ratio	76.3%	103.3%	(27.0)	pts	83.2%	75.3%	7.9	pts
Expense ratio	25.1%	28.1%	(3.0)	pts	27.0%	30.2%	(3.2)	pts
Combined ratio	101.4%	131.4%	(30.0)	pts	110.2%	105.5%	4.7	pts
[1] Reconciliation of GAAP to non-GAAP financial measures are provided in the attached tables. Adjusted net income, adjusted diluted earnings per common share and core revenue exclude net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities. Adjusted operating income excludes the items above and interest and amortization of debt issuance costs. Adjusted book value per share excludes accumulated other comprehensive income, net of taxes. Adjusted ROCE is calculated by dividing annualized adjusted net income attributable to common stockholders by average adjusted book value per share, with the denominator further excluding current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities.

Net Income and Adjusted Net Income
Net income was $25.1 million, up from net loss of $48.1 million in the prior year quarter, and adjusted net income was $22.1 million, up from adjusted net loss of $47.8 million in the prior year quarter. The increase in adjusted net income mostly stems from lower net loss and expense ratios and higher net investment income and commission revenue.

Revenues
Overall revenue was $330.4 million, up 12.9% from the prior year quarter and core revenue was $326.4 million, up 11.3% from the prior year quarter. The increase in core revenue primarily stems from higher net premiums earned, net investment income and commission revenue.

Direct premiums written were $416.1 million, up 4.2% from the prior year quarter. The increase stems from 3.6% growth in Florida and 6.8% growth in other states. Overall growth reflects rate increases, partly offset by lower policies in force.

Direct premiums earned were $463.8 million, up 11.0% from the prior year quarter. The increase stems from rate-driven direct premiums written growth over the past twelve months.

The ceded premium ratio was 37.1%, up from 35.1%, in the prior year quarter. The increase primarily reflects reinstatement premiums associated with Hurricane Ian, higher reinsurance pricing and higher reinsurance costs associated with the increase in insured values, partly offset by direct premiums earned growth associated with primary rate increases and reinsurance savings associated with leveraging our self-insured captive to a greater degree than the prior year.

Net premiums earned were $291.9 million, up 7.6% from the prior year quarter. The increase is primarily attributable to higher direct premiums earned, partly offset by higher ceded premiums earned, as described above.

Net investment income was $10.4 million, up from $3.9 million in the prior year quarter. The increase primarily stems from higher fixed income reinvestment yields and higher yields on cash.

Commissions, policy fees and other revenue were $24.0 million, up 34.2% from the prior year quarter. The increase primarily reflects higher reinsurance brokerage commission revenue, which benefited from higher ceded premiums and the difference in our reinsurance program’s structure relative to the prior year quarter, partly offset by a decline in policy fees associated with lower policies in force.

Margins
The GAAP operating income margin was 10.4%, up from a GAAP operating loss margin of 21.8% in the prior year quarter. The adjusted operating income margin was 9.3%, up from an adjusted operating loss margin of 21.6% in the prior year quarter. The higher adjusted operating income margin primarily reflects a lower net combined ratio and higher net investment income and commission revenue, partly offset by lower policy fees.

The net loss ratio was 76.3%, down 27.0 points compared to the prior year quarter. The decrease primarily reflects a lower current accident year net loss ratio and lower adverse prior year reserve development ($17.9 million in the current year quarter, down from $36.5 million in the prior year quarter).

The net expense ratio was 25.1%, down 3.0 points from 28.1% in the prior year quarter. The reduction primarily reflects lower renewal commission rates paid to distribution partners.

The net combined ratio was 101.4%, down 30.0 points compared to the prior year quarter. The decrease reflects lower net loss and expense ratios, as described above.

Capital Deployment
During the fourth quarter, the Company repurchased approximately 186 thousand shares at an aggregate cost of $1.8 million. The Company’s current share repurchase authorization program has $6.2 million remaining as of December 31, 2022 and runs through December 15, 2024.

On February 9, 2023, the Board of Directors declared a regular quarterly cash dividend of 16 cents per share of common stock, payable March 16, 2023 to shareholders of record as of the close of business on March 9, 2023.

Conference Call and Webcast
•Friday, February 24, 2023 at 9:30 a.m. ET
•Investors and other interested parties may listen to the call by accessing the online, real-time webcast at universalinsuranceholdings.com/investors or by registering in advance via teleconference at https://register.vevent.com/register/BI271bba0f21b746d8aafebbe6a6c51c55. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. An online replay of the call will be available at universalinsuranceholdings.com/investors shortly after the investor call concludes.

About Universal
Universal Insurance Holdings, Inc. (NYSE: UVE) is a holding company offering property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We sell insurance products through both our appointed independent agents and through our direct online distribution channels in the United States across 19 states (primarily Florida). Learn more at universalinsuranceholdings.com.

Non-GAAP Financial Measures and Key Performance Indicators
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (“SEC”), including core revenue, adjusted net income attributable to common stockholders and diluted adjusted earnings (loss) per common share, which exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities. Adjusted operating income and adjusted operating income margin exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities and interest and amortization of debt issuance costs. Adjusted common stockholders’ equity and adjusted book value per share exclude accumulated other comprehensive income (AOCI), net of taxes. Adjusted return on common equity excludes after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities from the numerator and AOCI, net of taxes, and current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities from the denominator. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). UVE management believes that these non-GAAP financial measures are meaningful, as they allow investors to evaluate underlying revenue and profitability trends and enhance comparability across periods. When considered together with the GAAP financial measures, management believes these metrics provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. UVE management also believes that these non-GAAP financial measures enhance the ability of investors to analyze UVE’s business trends and to understand UVE’s operational performance. UVE’s management utilizes these non-GAAP financial measures as guides in long-term planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures presented in accordance with GAAP. For more information regarding our key performance indicators, please refer to the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Key Performance Indicators” in our forthcoming Annual Report on Form 10-K for the quarter ended December 31, 2022.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, including those risks and uncertainties described under the heading “Risk Factors” and “Liquidity and Capital Resources” in our 2022 Annual Report on Form 10-K, and supplemented in our subsequent Quarterly Reports on Form 10-Q. Future results could differ materially from those described, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and the most recent quarterly reports on Form 10-Q.

Investors/Media:
Arash Soleimani, CFA, CPA
Chief Strategy Officer
954-804-8874
asoleimani@universalproperty.com

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	December 31,	December 31,
	2022	2021
ASSETS
Invested Assets
Fixed maturities, at fair value	$1,014,626	$1,040,455
Equity securities, at fair value	85,469	47,334
Investment real estate, net	5,711	5,891
Total invested assets	1,105,806	1,093,680
Cash and cash equivalents	388,706	250,508
Restricted cash and cash equivalents	2,635	2,635
Prepaid reinsurance premiums	282,427	240,993
Reinsurance recoverable	808,850	185,589
Premiums receivable, net	69,574	64,923
Property and equipment, net	51,404	53,682
Deferred policy acquisition costs	103,654	108,822
Goodwill	2,319	2,319
Other assets	74,779	52,990
TOTAL ASSETS	$2,890,154	$2,056,141

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$1,038,790	$346,216
Unearned premiums	943,854	857,769
Advance premium	54,964	53,694
Reinsurance payable, net	384,504	188,662
Long-term debt, net	102,769	103,676
Other liabilities	77,377	76,422
Total liabilities	2,602,258	1,626,439
STOCKHOLDERS' EQUITY:
Cumulative convertible preferred stock ($0.01 par value)[2]	—	—
Common stock ($0.01 par value)[3]	472	470
Treasury shares, at cost - 16,790 and 15,797	(238,758)	(227,115)
Additional paid-in capital	112,509	108,202
Accumulated other comprehensive income (loss), net of taxes	(103,782)	(15,568)
Retained earnings	517,455	563,713
Total stockholders' equity	287,896	429,702
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,890,154	$2,056,141

Notes:
[2] Cumulative convertible preferred stock ($0.01 par value): Authorized - 1,000 shares; Issued - 10 and 10 shares; Outstanding - 10 and 10 shares; Minimum liquidation preference - $9.99 and $9.99 per share.

[3] Common stock ($0.01 par value): Authorized - 55,000 shares; Issued - 47,179 and 47,018 shares; Outstanding - 30,389 and 31,221 shares.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
REVENUES
Net premiums earned	$291,870	$271,332	$1,128,626	$1,035,463
Net investment income	10,448	3,894	25,785	12,535
Net realized gains (losses) on sale of investments	723	535	348	5,892
Net change in unrealized gains (losses) of equity securities	3,285	(1,008)	(13,145)	(4,032)
Commission revenue	18,011	11,245	53,168	41,649
Policy fees	4,191	4,892	20,182	22,713
Other revenue	1,832	1,769	7,694	7,631
Total revenues	330,360	292,659	1,222,658	1,121,851

EXPENSES
Losses and loss adjustment expenses	222,545	280,440	938,399	779,205
Policy acquisition costs	50,827	55,880	214,259	226,167
Other operating expenses	22,509	20,246	90,638	87,428
Total operating costs and expenses	295,881	356,566	1,243,296	1,092,800
Interest and amortization of debt issuance costs	1,640	554	6,609	638
Income (loss) before income tax expense (benefit)	32,839	(64,461)	(27,247)	28,413
Income tax expense (benefit)	7,728	(16,336)	(4,990)	8,006
NET INCOME (LOSS)	$25,111	$(48,125)	$(22,257)	$20,407

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SHARE AND PER SHARE INFORMATION
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Weighted average common shares outstanding - basic	30,434	31,177	30,751	31,218
Weighted average common shares outstanding - diluted	30,535	31,177	30,751	31,307
Shares outstanding, end of period	30,389	31,221	30,389	31,221
Basic earnings (loss) per common share	$0.83	$(1.54)	$(0.72)	$0.65
Diluted earnings (loss) per common share	$0.82	$(1.54)	$(0.72)	$0.65
Cash dividend declared per common share	$0.29	$0.29	$0.77	$0.77
Book value per share, end of period	$9.47	$13.76	$9.47	$13.76
Annualized return on average common equity (ROCE)	36.6%	(41.7)%	(6.2)%	4.6%

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTARY INFORMATION
(in thousands, except for Policies In-Force data)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2022		2021		2022		2021
Premiums
Direct premiums written - Florida	$337,950		$326,138		$1,538,143		$1,388,318
Direct premiums written - Other States	78,151		73,189		307,643		282,934
Direct premiums written - Total	$416,101		$399,327		$1,845,786		$1,671,252
Direct premiums earned	$463,843		$417,817		$1,759,701		$1,596,618
Net premiums earned	$291,870		$271,332		$1,128,626		$1,035,463

Underwriting Ratios - Net
Loss and loss adjustment expense ratio	76.3%		103.3%		83.2%		75.3%
General and administrative expense ratio	25.1%		28.1%		27.0%		30.2%
Policy acquisition cost ratio	17.4%		20.6%		19.0%		21.8%
Other operating expense ratio	7.7%		7.5%		8.0%		8.4%
Combined ratio	101.4%		131.4%		110.2%		105.5%

Other Items
(Favorable)/Unfavorable prior year reserve development	$17,900		$36,467		$24,980		$54,450
Net loss & LAE ratio impact	6.1	pts	13.4	pts	2.2	pts	5.3	pts

	As of
	December 31,
	2022	2021
Policies in force
Florida	615,796	695,533
Other States	233,060	248,060
Total	848,856	943,593

Premiums in force
Florida	$1,547,383	$1,395,476
Other States	308,956	284,345
Total	1,856,339	1,679,821

Total Insured Value
Florida	$201,237,145	$203,062,948
Other States	121,005,995	117,835,486
Total	322,243,140	320,898,434

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except for per share data)

GAAP revenue to core revenue
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
GAAP revenue	$330,360	$292,659	$1,222,658	$1,121,851
less: Net realized gains (losses) on investments	723	535	348	5,892
less: Net change in unrealized gains (losses) of equity securities	3,285	(1,008)	(13,145)	(4,032)
Core revenue	$326,352	$293,132	$1,235,455	$1,119,991

GAAP operating income (loss) to adjusted operating income (loss)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
GAAP income (loss) before income tax expense (benefit)	$32,839	$(64,461)	$(27,247)	$28,413
add: Interest and amortization of debt issuance costs	1,640	554	6,609	638
GAAP operating income (loss)	34,479	(63,907)	(20,638)	29,051
less: Net realized gains (losses) on investments	723	535	348	5,892
less: Net change in unrealized gains (losses) of equity securities	3,285	(1,008)	(13,145)	(4,032)
Adjusted operating income (loss)	$30,471	$(63,434)	$(7,841)	$27,191

GAAP operating income (loss) margin to adjusted operating income (loss) margin
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
GAAP operating income (loss) (a)	$34,479	$(63,907)	$(20,638)	$29,051
GAAP revenue (b)	330,360	292,659	1,222,658	1,121,851
GAAP operating income (loss) margin (a÷b)	10.4%	(21.8)%	(1.7)%	2.6%
Adjusted operating income (loss) (c)	30,471	(63,434)	(7,841)	27,191
Core revenue (d)	326,352	293,132	1,235,455	1,119,991
Adjusted operating income (loss) margin (c÷d)	9.3%	(21.6)%	(0.6)%	2.4%

GAAP net income (loss) (NI) to adjusted NI (loss) available to common stockholders
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
GAAP NI (loss)	$25,111	$(48,125)	$(22,257)	$20,407
less: Preferred dividends	2	2	10	10
GAAP NI (loss) available to common stockholders (e)	25,109	(48,127)	(22,267)	20,397
less: Net realized gains (losses) on investments	723	535	348	5,892
less: Net change in unrealized gains (losses) of equity securities	3,285	(1,008)	(13,145)	(4,032)
add: Income tax effect on above adjustments	986	(107)	(3,148)	422
Adjusted NI (loss) available to common stockholders (f)	$22,087	$(47,761)	$(12,618)	$18,959

Weighted average diluted common shares outstanding (g)	30,535	31,177	30,751	31,307
Diluted earnings (loss) per common share (e÷g)	$0.82	$(1.54)	$(0.72)	$0.65
Diluted adjusted earnings (loss) per common share (f÷g)	$0.72	$(1.53)	$(0.41)	$0.61

GAAP stockholders’ equity to adjusted common stockholders’ equity
	As of
	December 31,	December 31,	December 31,
	2022	2021	2020
GAAP stockholders’ equity	$287,896	$429,702	$449,262
less: Preferred equity	100	100	100
Common stockholders’ equity (h)	287,796	429,602	449,162
less: Accumulated other comprehensive (loss), net of taxes	(103,782)	(15,568)	3,343
Adjusted common stockholders’ equity (i)	$391,578	$445,170	$445,819

Common shares outstanding (j)	30,389	31,221	31,137
Book value per common share (h÷j)	$9.47	$13.76	$14.43
Adjusted book value per common share (i÷j)	$12.89	$14.26	$14.32

GAAP return on common equity (ROCE) to adjusted ROCE
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021	2020
Actual or Annualized NI (loss) attributable to common stockholders (k)	$100,436	$(192,508)	$(22,267)	$20,397	$19,095
Average common stockholders’ equity (l)	274,167	461,889	358,699	439,382	471,482
ROCE (k÷l)	36.6%	(41.7)%	(6.2)%	4.6%	4.0%
Annualized adjusted NI (loss) attributable to common stockholders (m)	$88,348	$(191,044)	$(12,618)	$18,959	$(29,008)

Adjusted average common stockholders’ equity[4] (n)	382,379	473,555	423,199	444,776	435,577
Adjusted ROCE (m÷n)	23.1%	(40.3)%	(3.0)%	4.3%	(6.7)%

[4] Adjusted average common stockholders’ equity excludes current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities.